Exhibit 10.18

ADDENDUM TO SECURED CONVERTIBLE NOTE

WHEREAS Unity Wireless Corporation (a Delaware corporation) (hereinafter called the "Company"), and Unity Wireless Systems Corporation, a British Columbia corporation that is wholly owned by the Company (hereinafter called the "Subsidiary"), have granted a Secured Convertible Note in the principal sum of $______________ to ________________ (the "Holder"), such Secured Convertible Note being herein referred to as the "Note");

AND WHEREAS the Note provided, in certain circumstances for interest thereunder to be paid in shares of Common Stock of the Company based upon a "Market Price", as such term was to have been defined in warrants to the Holder;

AND WHEREAS the said warrants do not provide the definition for the term "Market Price";

NOW THEREFORE the Company and the Subsidiary agree with the Holder that the Note is hereby amended by the addition thereto, immediately following paragraph 7 of the Note, of the following:

Market Price. Notwithstanding anything herein to the contrary, the term "Market Price", wherever used herein, of any Common Share shall mean, for any day, the average of the last sale price for a share of Common Stock during the immediately preceding ten (10) trading days on which the shares were traded on the principal securities exchange on which the Common Shares are listed or admitted to trading or if the Common Shares shall not be listed on such exchange or system, the closing bid price in the over-the-counter market, in each such case, unless otherwise provided herein, averaged over a period of ten (10) consecutive business days prior to the day as of which Market Price is being determined. If at any time the Common Shares are not listed on any such exchange or such system or quoted in the over-the-counter market, the Market Price of a share of Common Stock shall be deemed to be (an "Off-Exchange Price Determination") the higher of (i) the fair value thereof, as determined in good faith by an independent appraisal firm selected by the Holder and reasonably acceptable to the Company and all of whose expenses shall be paid by the Company, and (ii) the average price per share at which Common Shares (or Common Share equivalents) were sold by the Company in the then most recent arms length financing or series of financings to unaffiliated third parties in which cumulative gross proceeds were at least $1 million.

THIS ADDENDUM is dated effective as of the original date of the Note.

UNITY WIRELESS CORPORATION

Per:

UNITY WIRELESS SYSTEMS CORPORATION

Per:

HOLDER